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                                                                   Exhibit 23.2

                         BROWN, GRAHAM AND COMPANY, P.C.


To the Board of Directors of MSI Holdings, Inc. a Utah corporation:

We consent to the use of our report included herein, dated October 14, 1998, and to the reference to our firm under the heading "experts" in the Registration Statement on Form SB-2 for the above named company.

/s/ Brown, Graham and Company, P.C.

Brown, Graham and Company, P.C.
Georgetown, Texas
December 11, 1998